Exhibit 10.2

Technology Development (Cooperation) Agreement

(English Translation)

Party A: Fujian Gushan Bio-Diesel Co. Ltd

Registered office: No.12 Ting Jiang Chang An Investment Zone, Mawei, Fuzhou, Fujian, China.

Legal representative: Yu Jianqiu

Party B: Fujian Province Chemical Industry Institute of Science and Technology

Registered office: No. 18 Shui Tou Road, Fuzhou, Fujian, China

Legal representative: Jiang Guoliang

Whereas Party A is an enterprise specialized in researching and producing chemical products, such as bio-diesel, etc, while as a professional research institution, Party B has plenty research resources. In order to facilitate each other’s business and bring each of their advantages into full play in their bio-energy R&D joint project, Party A and Party B, based on the true and full expression of their wishes and through friendly consultation, enter into this Agreement pursuant to the provisions of “Contract Law of the People’s Republic of China” and promise to be bound by this Agreement.

Article 1

Name of the Project

1.1	Both Parties to this Agreement jointly research and develop bio-energy in their Detoxification of Castor-seed Meal Research Project.

Article 2

Requirement of the Project

2.1	Objective of the Technology Research: Castor-seed Meal for animals feed does not have adverse influence on the growth of animals and the quality of their meal and milk.

2.2	Content of the Technology Research: Detoxification of castor-seed meal research

2.3	Technical Methods and Route: Economical and practical

Article 3

Cooperation Plan, Progress, Time Limit, Location and Method

3.1	Party A set up “Fujian Gushan Bio-Energy Technology Development Centre”, and organize a research team, headed by Chen Deyu, dedicated to the research, development, application and industrialization of bio-energy. Party B provides technical support.

3.2	Party B may set up “Fujian Gushan Bio-Energy Technology Development Centre” laboratory at its site and organize a research team, headed by Lin Yu, to carry out the research with respect to this Project. Party A agrees to pay Party B RMB1,000,000 yuan each year as research fund. The method of payment is: (1) Party A pays Party B RMB50,000 yuan upon signing of this Agreement; (2) the second installment of RMB250,000 yuan shall be paid to Party B prior to December 30, 2006; (3) the third installment of RMB350,000 yuan shall be paid to Party B prior to June 30, 2007; (4) the fourth installment of RMB350,000 yuan shall be paid to Party B prior to December 30, 2007. The facilities, equipments, materials, etc Party B purchased using the fund for the purpose of the research shall be Party B’s property.

3.3	Party A and Party B will meet once every two months, and explain to each other the progress of the Project, the their research achievements of respective phase, the items that need the other party’s cooperation, and discuss the work plan for the next step. The Project directors from both Parties shall sign in the minute of each meeting.

3.4	Party B may use its existing technologies, facilities and the data, information, research achievements of each phase provided by Party A with respect to this Project to promote the R&D of the Project.

3.5	Party A may use the existing technologies, facilities and the data, information, research achievements of each phase provided by Party B with respect to this Project to promote the R&D of the Project.

3.6	The cooperation term of the Project is two years, Party B shall provide Party A the research result and relevant technical documents that can meet the objective of the technology specified in Article 2.1 of this Agreement, and assist Party A’s technicians in mastering this technology.

Article 4

Termination of the Agreement

4.1	In the course of performing this Agreement, if the technology as the subject matter of this R&D Project has been made public by others (including publication in terms of patent right), one party to this Agreement shall inform the other party to terminate the Agreement within 10 days since it become aware of or should have known this matter. If one party’s default in issuing such notice incurred losses suffered by its cooperating party, the cooperating party shall have the right to ask for indemnity.

4.2	In the event that Party B delays to fulfill its liabilities under this Agreement or failed to obtain research achievements of each phase that satisfy Party A within reasonable time period, Party A has the right to terminate this Agreement.

4.3	The notice of such termination shall be in writing and take effect on the date on which it is delivered to the other party by registered letter.

Article 5

Special Covenant

5.1	In the event that Party B failed to provide Party A the research result and relevant technical documents that can meet the objective of the technology specified in Article 2.1 of this Agreement, and failed to assist Party A’s technicians in mastering this technology, or Party A achieved the technology objective earlier than Party B, there is no need for Party A to pay the last installment of the research fund.

5.2	In the course of performing this Agreement, if the research completely or partially failed due to encountering a technical difficulty that can not be overcome under current circumstance or using current technology, Party A has the right to inform Party B to halt related research and stop the payment of the remaining part of the fund.

5.3	The Party using the existing technology to proceed with the R&D of this Project shall warrant that the technology it provided does not violate the legitimate rights and interests of any third party. In the event that a third party files a lawsuit against a Party or both Parties to this Agreement, alleging an infringement by the foregoing parties’ using this technology, the Party providing the technology shall undertake the damage liability.

Article 6

Confidentiality

6.1	Any information with respect to the other Party and this Project acquired by any Parties to this Agreement (including, without limitation, documents, technology and research achievements of each phase provided by the other Party) shall be given the same degree of attention, but no less than reasonable degree to preserve the confidentiality of said information. Parties shall prevent unauthorized use, diffusion and publication of the said information the way as if protecting their own confidential information alike.

6.2	The receiving Party of the foregoing information shall not disclose or permit others to disclose the confidential information to anyone, and shall undertake the liability arising from the violation of the confidential provision set forth in this Article 6.2 and the misuse of information by its affiliates, employees or anyone who obtains the confidential information from it.

6.3	The receiver of the forgoing information shall only use the information for the purpose of this Project, except for getting the aforesaid disclosing Party’s explicit consent in writing, the receiver shall not use or permit the use of the foregoing information for its own or others’ benefits.

Article 7

Intellectual Property Ownership

7.1	Both Parties to this Agreement agree that all technology achievements (including the achievements in each phase) and related intellectual property rights belong to Party A.

7.2	Both Parties to this Agreement agree that any Parties have rights to make further improvement on the final technology achievement accomplished by this Project, and the new achievements with substantive or creative technological progress features shall belong to Party A. Party A shall pay Party B reasonable expense if the new achievements are independently accomplished by Party B.

Article 8

Governing Law and Dispute Settlement

8.1	The execution, performance, validity, interpretation, conflicts and disputes settlement of this Agreement shall be governed by PRC law.

8.2	All conflicts or disputes arising from or related to the performance of this Agreement shall be settled by Parties to this Agreement through friendly consultation and may be submitted to Fuzhou Arbitration Commission for arbitration if the consultation failed or cannot be carried out within 30 days after the occurrence of such conflicts or disputes. The arbitration award shall be final and binding upon both Parties to this Agreement. The arbitration fee (including travel expense of those who appear in the court and reasonable attorney fee) shall be burden by the losing party.

8.3	Save for the part in dispute, which is undergoing arbitration, all Parties shall continue to perform the remaining parts of this Agreement.

Article 9

Supplement, Amendment, Assignment

9.1	Any supplement or amendment to this Agreement shall be made by both Parties in writing. The supplemental contract is the component of this Agreement and has the same legal effect with the Agreement.

9.2	Any Parties to this Agreement shall not assign any of its rights or liabilities under this Agreement to any third parties.

Article 10

Tax and Fee

10.1	All Parties to this Agreement shall severally burden the tax and fee payable by them, arising from the execution and performance of this Agreement.

Article 11

Validity and Miscellaneous

11.1	This Agreement shall take effect upon signing by Parties or their authorized representatives.

11.2	In the event that part of the Agreement is invalid or ceased to be in effect due to laws, regulations or government orders, the other parts shall remain valid, and the Parties to this Agreement shall perform this Agreement in accordance with the general principles of this Agreement. The invalid or ineffective clauses shall be replaced by the valid clauses best corresponding with each Party’s purpose when entered into this Agreement.

11.3	The heading used in this Agreement is designed only to facilitate reading, and shall not affect the interpretation of the content of this Agreement.

11.4	This Agreement is signed in Chinese.

11.5	This Agreement is in duplicate with each Party holds one counterpart, which has the same legal effect.

Party A: Fujian Gushan Bio-Diesel Co. Ltd (company chop)

By:

Legal Representative / Designated Agent (authorized signature):

May 22, 2006

Party B: Fujian Province Chemical Industry Institute of Science and Technology (company chop)

By:

Legal Representative / Designated Agent (authorized signature):

May 22, 2006